Exhibit 99.1

Ainos Reports Third Quarter 2025 Financial Results

Digital olfactory commercialization accelerates toward 2026 scale-up, as industrial partnerships expand to six and the IP moat strengthens.

World’s first patented commercial AI Nose device launched, advancing SmellTech-as-a-Service adoption

SAN DIEGO, CA/ ACCESSWIRE/ November 13, 2025/ Ainos, Inc. (NASDAQ:AIMD)(NASDAQ:AIMDW) (“Ainos” or the “Company”), a leader in AI-driven scent digitization, today announced its financial results for the third quarter ended September 30, 2025.

Chun-Hsien (Eddy) Tsai, Chairman of the Board, President, and Chief Executive Officer of Ainos, commented, “Ainos continued to execute with focus as we build the foundation for the 2026 commercial scale-up of our core scent-digitization technology platform, AI Nose. This quarter, we further strengthened our market position by adding new strategic partners in the semiconductor and industrial edge AI sectors, expanding our network of major industrial collaborators to six and advancing the buildout of a comprehensive SmellTech ecosystem. Together, these collaborations extend AI Nose into high-value applications in semiconductors, industrial automation and robotics—accelerating adoption through broader sales and service channels and validating digital olfaction as a transformative capability for intelligent sensing.”

“We are delivering on our commitments. AI Nose pilots are scaling rapidly, setting the stage for wider commercial rollouts in 2026. Market interest has also been reinforced by strong visibility at major industrial exhibitions, where Ainos showcased the world’s first commercial AI olfactory system that transforms scent into a machine-readable data layer for industrial and healthcare applications.”

“AI is redefining the electronic-nose market by strengthening odor analysis and identification, underscoring the strategic soundness of our focus on AI-driven SmellTech. According to third-party research, the global electronic-nose market is projected to grow from approximately $45 billion in 2025 to more than $130 billion by 2034, representing a 12.7% compound annual growth rate. Asia Pacific is expected to lead the next growth wave—precisely where Ainos is building scale. Our proprietary Smell Language Model (SLM) and over a decade of data experience give us a powerful competitive edge. As a U.S.-incorporated company, I believe our strong momentum in Asia is strategically positioning us for the next phase of global expansion — with the U.S. market firmly in our sights as the next major growth frontier.”

“Through our expanding SmellTech-as-a-Service model, Ainos is on a path of turning years of research and development into recurring, data-driven value. Our technology is being deployed across factories and robots, delivering real-time AI-powered scent analytics that enhance safety, efficiency, and environmental awareness.”

“With strong execution, a defensible intellectual-property moat, and growing commercial traction, Ainos is heading into 2026 with increasing momentum and long-term growth potential. We are proud to advance the development of AI-powered digital olfaction, shaping a future where machines can potentially perceive the world around them.”

Christopher Lee, Chief Financial Officer of Ainos, remarked, “Throughout the third quarter, we maintained a disciplined financial approach, emphasizing prudent, cash-based expense management while continuing to support our strategic priorities for scaling adoption of the SmellTech platform. Selling, general, and administrative expenses declined 22% year over year, contributing to an 8% reduction in total operating expenses. Our focus on operational efficiency and measured investment enabled us to sustain momentum in AI Nose commercialization, expand our partner ecosystem, and advance our clinical programs, all while preserving balance sheet flexibility. With a lean cost structure and effective capital allocation, Ainos remains well positioned to execute its 2026 scale-up roadmap and deliver long-term value to shareholders.”

Recent Business Developments

Ainos continued to advance its commercialization roadmap in the third quarter of 2025, accelerating AI Nose deployment through new strategic partnerships, product launches, and intellectual property expansion.

On October 14, 2025, Ainos announced a strategic partnership with NEXCOM International Co., Ltd., a leader in industrial computing and edge AI solutions. The collaboration aims to integrate Ainos’ AI Nose technology into NEXCOM’s industrial edge computing platforms, enabling real-time environmental sensing across manufacturing and industrial applications. Ainos will supply AI Nose hardware and software, while both companies will co-develop and market integrated SmellTech and SLM solutions to power intelligent monitoring, predictive maintenance, and sustainable operations

On October 2, 2025, Ainos announced its reclassification under the Global Industry Classification Standard (GICS®) to Technology Hardware, Storage & Peripherals (Code 45202030), effective October 1, 2025. Administered by S&P Dow Jones Indices and MSCI, the reclassification reflects Ainos’ transition from biotechnology to the emerging field of digital olfaction, positioning the Company as a technology innovator enabling artificial intelligence to sense smell.

On September 30, 2025, Ainos said it secured seven new patents in Europe, Germany, Taiwan, and China, further strengthening its AI Nose digital olfaction platform and expanding applications in robotics. With these additions, the Company now holds 123 active patents across key technologies, covering the U.S., Europe, Germany, Japan, Taiwan, and China, reinforcing its intellectual property leadership and supporting commercialization of AI Nose across healthcare, semiconductors, and robotics.

On September 16, 2025, Ainos announced a distribution agreement with Topco Scientific Co., Ltd. (TWSE: 5434; “Topco”), a leading semiconductor solution provider in Taiwan. The partnership will accelerate the commercialization of Ainos’ AI Nose platform through Topco’s global network spanning semiconductors, optoelectronics, renewable energy, and healthcare. Topco will distribute AI Nose hardware and software across U.S., Taiwan, Japan, and Southeast Asia, while Ainos provides technical resources, training, and brand support to drive adoption of digital olfaction in advanced markets.

In September, Ainos showcased its AI Nose industrial module at SEMICON Taiwan 2025, demonstrating scalable scent detection solutions across mission-critical industries such as semiconductor fabrication, smart manufacturing, hospital infection control, and environmental monitoring.

On August 14, 2025, Ainos announced the launch of its first commercial portable, cloud-connected AI Nose module designed for industrial and healthcare use. The device combines advanced multi-sensor arrays with Ainos’ proprietary SLM to detect, analyze, and quantify scents with human-like precision.

About AI Nose

AI Nose digitizes scent into Smell ID, an AI-driven scent intelligence. This full-stack electronic nose (e-nose) platform combines precision MEMS sensor arrays with proprietary AI algorithms, aiming to detect scent at parts-per-billion (ppb) sensitivity. Smell ID then converts analog scent data into actionable insights, while the proprietary smell language model (SLM) learns complex scent patterns. Backed by a 13-year scent data moat and deep medtech expertise, AI Nose aims to deliver continuous monitoring, predictive analytics, and instant alerts to boost safety, quality, and efficiency. To be delivered as SmellTech-as-a-Service, it aims to offer subscription access to ongoing scent intelligence, analytics, and real-time alerts, turning the invisible into strategic advantage.

About Ainos, Inc.

Ainos, Inc. (NASDAQ:AIMD) is a dual-platform AI and biotech company pioneering SmellTech and oral interferon therapeutics. Its AI Nose platform and smell language model (SLM) digitize scent into Smell ID, a machine-readable data format, powering intelligent sensing across robotics, smart factories, and healthcare. The company also develops VELDONA®, a low-dose oral interferon targeting rare, autoimmune, and infectious diseases. Ainos, a fusion of “AI” and “Nose,” is redefining machine perception for the sensory age. To learn more, visit https://www.ainos.com. Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to-date.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. There are a number of important factors that could cause actual results, developments, business decisions or other events to differ materially from those contemplated by the forward-looking statements in this press release. These factors include, among other things, our expectation that we will incur net losses for the foreseeable future; our ability to become profitable; our ability to raise additional capital to continue our product development; our ability to accurately predict our future operating results; our ability to advance our current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates we develop; the ability to obtain and maintain regulatory approval of our product candidates; delays in completing the development and commercialization of our current and future product candidates; developing and commercializing additional products, including diagnostic testing devices; our ability to compete in the marketplace; compliance with applicable laws, regulations and tariffs, and factors described in the Risk Factors section of our public filings with the Securities and Exchange Commission (SEC). Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable law, the Company undertakes no obligation to update or revise these statements, whether as a result of any new information, future events and developments or otherwise.

Investor Relations Contact

Feifei Shen

Email: IR@ainos.com

Ainos, Inc.

Condensed Balance Sheets

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,128,217	$3,892,919
Accounts receivable	62	56
Inventory, net	166,883	143,756
Other current assets	425,753	301,077
Total current assets	1,720,915	4,337,808
Intangible assets, net	20,365,899	23,748,328
Property and equipment, net	414,558	559,645
Other assets	177,968	174,418
Total assets	$22,679,340	$28,820,199

Liabilities and Stockholders’ Equity
Current liabilities:
Contract liabilities	$-	$106,329
Convertible notes payable	-	3,000,000
Accrued expenses and others current liabilities	581,356	848,615
Total current liabilities	581,356	3,954,944
Convertible notes payable - noncurrent	11,000,000	9,000,000
Other long-term liabilities	1,053,035	348,945
Total liabilities	12,634,391	13,303,889
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.01 par value; 300,000,000 shares authorized as of September 30, 2025, and December 31, 2024, 4,793,797 and 3,085,477 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	47,938	30,854
Common shares to be issued; 12,651 and nil shares as of September 30, 2025 and December 31, 2024, respectively	127	-
Additional paid-in capital	73,263,397	68,644,301
Accumulated deficit	(63,052,030)	(52,749,316)
Accumulated other comprehensive loss - translation adjustment	(214,483)	(409,529)
Total stockholders’ equity	10,044,949	15,516,310
Total liabilities and stockholders’ equity	$22,679,340	$28,820,199

Ainos, Inc.

Condensed Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenues	$2,167	$-	$113,037	$20,729
Cost of revenues	(477)	(547)	(19,647)	(52,674)
Gross profit (loss)	1,690	(547)	93,390	(31,945)
Operating expenses:
Research and development expenses	1,990,630	2,022,244	5,626,514	6,085,648
Selling, general and administrative expenses	795,253	1,015,758	4,159,627	3,090,056
Total operating expenses	2,785,883	3,038,002	9,786,141	9,175,704
Loss from operations	(2,784,193)	(3,038,549)	(9,692,751)	(9,207,649)

Non-operating (expenses) income, net:
Interest expense	(176,584)	(264,642)	(534,986)	(432,097)
Issuance cost of senior secured convertible note measured at fair value	-	(169,344)	-	(308,336)
Fair value change for senior secured convertible note	-	(177,212)	-	(275,624)
Other income (expenses), net	29,075	(49,570)	(74,977)	14,557
Total non-operating expenses, net	(147,509)	(660,768)	(609,963)	(1,001,500)

Net loss before income taxes	(2,931,702)	(3,699,317)	(10,302,714)	(10,209,149)
Provision for income taxes	-	-	-	-
Net loss	$(2,931,702)	$(3,699,317)	$(10,302,714)	$(10,209,149)